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                                                                     Exhibit 4.3

                                ESCROW AGREEMENT

     This Escrow Agreement (the "Agreement") dated as of May 27, 2005 is by and between, Advanced BioEnergy, LLC, a Delaware limited liability company (the "Company") and the Geneva State Bank (the "Escrow Agent"), (the "Escrow Agent" and the "Company" may also be hereinafter referred to as the "Parties").

                                    RECITALS

     WHEREAS, the Company proposes to offer a minimum of 3,366,250 and a maximum of 6,732,500 of its Membership Units (the "Units") at a price of $10.00 per Unit, with a required minimum investment of 2500 Units and in additional increments of 100 Units, in an offering in the States of Nebraska, Iowa, South Dakota, Texas, Wisconsin, Kansas and Florida, and possibly other states, made pursuant to a federal registration under the provisions of the Securities Act of 1933, as amended (the "Offering");

     WHEREAS, the Company will file a registration statement (as may be amended) (the "Registration Statement") to register the Units with the Securities and Exchange Commission, the States of Nebraska, Iowa, South Dakota, Texas, Wisconsin, Kansas and Florida and possibly other states;

     WHEREAS, the Company will allow investors in the Offering to deliver the purchase price of the subscribed Units in installments;

     WHEREAS, the Company desires to comply with the requirements of the Securities Act of 1933 and of the various state regulatory statutes and regulations, and desires to protect the investors in the Offering by providing, under the terms and conditions herein set forth, for the return to subscribers of the money which they may pay on account of purchases of Units in the Offering if the Minimum Escrow Deposit (hereinafter defined) is not deposited with the Escrow Agent; and

     NOW, THEREFORE, in consideration of the premises the Parties agree as follows:

1. ACCEPTANCE OF APPOINTMENT: Escrow Agent hereby agrees to act as escrow agent under this Agreement. The Escrow Agent shall have no duty to enforce any provision hereof requiring performance by any other party hereunder.

2. ESTABLISHMENT OF ESCROW ACCOUNT: An escrow account (the "Escrow Account") is hereby established with the Escrow Agent for the benefit of the investors in the Offering. Except as specifically provided in this Agreement, the Escrow Account shall be created and maintained subject to the customary rules and regulations of the Escrow Agent pertaining to such accounts.

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3.   OWNERSHIP OF ESCROW ACCOUNT: Until such time as the funds deposited in the
Escrow Account (the "Deposited Funds") shall equal the Minimum Escrow Deposit (as hereinafter defined), all funds deposited in the Escrow Account by the Company shall not become the property of the Company or be subject to the debts of the Company or any other person but shall be held by the Escrow Agent solely for the benefit of the investors who have purchased Units in the Offering.

4. ESCROW FEES: The Company hereby agrees to pay to the Escrow Agent upon the execution of this Agreement an advance payment for ordinary services rendered hereunder in the amount of $2,500 (the "Escrow Fee"). Thereafter, Company shall pay to Escrow Agent a monthly maintenance fee payable on the last day of each month during the term of this Agreement in the amount of 1/4800 times the average monthly balance of the Escrow Account, which monthly maintenance fees shall be paid from the interest on the Escrow Account only and not from principal.

5. DEPOSIT OF PROCEEDS: All proceeds from sales of Units in the Offering shall be delivered by the Company to the Escrow Agent, within forty-eight hours of the receipt thereof from investors, endorsed (if appropriate) to the order of the Escrow Agent, together with an appropriate written statement setting forth the name, address and social security number/taxpayer identification number of each person or entity purchasing Units, the number of Units purchased, and the amount paid by each such purchaser. Any such proceeds deposited with the Escrow Agent in the form of uncollected checks shall be promptly presented by the Escrow Agent for collection through customary banking and clearing house facilities. As the proceeds of each sale are deposited with the Escrow Agent, the Company shall reserve the number of Units confirmed to the purchaser thereof in connection with such sale. All such deposited proceeds are referred to herein as the "Escrow Funds."

6. INVESTMENT OF ESCROW FUNDS: The Escrow Funds shall be credited by Escrow Agent and recorded in the Escrow Account. The Escrow Agent shall be permitted, and is hereby authorized to deposit transfer, hold and invest all funds received under this Agreement, including principal and interest, in Vanguard Admiral Treasury Money Market Fund (Cusip 921932109 - Symbol VUSXX), with the Company to pay all transactional costs (third party commissions, brokerage fees, or the like) associated with said investment. Any interest received by Escrow Agent with respect to the Escrow Funds shall be paid pursuant to the terms of this Agreement.

7. TERMINATION OF ESCROW: This Agreement and the Escrow created hereunder shall be terminated as provided in paragraph 8 hereof or as of the date in calendar year 2006 (the "Termination Date") one year and one day following the date in calendar year 2005 upon which the Securities and Exchange Commission authorizes the Offering (the "Offering's Effective Date"), provided; however, that if prior to Termination Date, the Company has sold membership units equal to the minimum offering amount and the Company has advised the purchasers of those membership units to remit to the Escrow Agent the balance of the purchase price, then the Escrow may continue beyond the Termination Date until all Funds have been paid and the conditions for releasing the Funds have been satisfied. In no event shall this date be later than three (3) months

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following the Termination Date. The Company shall notify Escrow Agent of the
Offering's Effective Date within thirty (30) days of the receipt of notice of the Offering's Effective Date from the Securities and Exchange Commission.

8. DISPOSITION OF ESCROW FUNDS: The Escrow Agent shall have the following duties and obligations under this Agreement:

     A. The Escrow Agent shall send a written notice acknowledging the receipt of the Deposited Funds every seven days to the Company.

     B. The Escrow Agent shall give the Company prompt written notice when the Deposited Funds equal $3,366,250 (exclusive of interest). Following receipt of such notice, the Company will advise the purchasers of Units to remit to the Escrow Agent the balance of the purchase price within twenty (20) days. Thereafter, Escrow Agent shall give the Company written notice acknowledging the receipt of the Deposited Funds every seven days. The Escrow Agent shall give the Company prompt written notice when the Deposited Funds total $33,662,500 (exclusive of interest).

     C. At the time (and in the event) that: (a) the Deposited Funds shall, during the term of this Agreement, equal $33,662,500 in subscription proceeds (exclusive of interest) (the "Minimum Escrow Deposit"); (b) the Escrow Agent shall have received written confirmation from the Company that the Company has obtained a written debt financing commitment for debt financing ranging from a minimum of $67,325,000 to a maximum of $100,987,500; (c) the Company has affirmatively elected in writing to terminate this Agreement; and (d) the Escrow Agent shall have provided the Company an affidavit that the Company may file in the states in which the Units have been registered stating that the foregoing requirements (a), (b) and (c) of this subsection 8C have been satisfied, then this Agreement shall terminate, and the Escrow Agent shall promptly disburse the funds on deposit, including interest, to the Company to be used in accordance with the provisions set out in the Registration Statement. The Company will deliver a copy of the Registration Statement to the Escrow Agent upon execution of this Agreement. The Escrow Agent will have no responsibility to examine the Registration Statement with regard to the Escrow Account or otherwise, nor shall Escrow Agent have any duty to ensure that Company complies with the Registration Statement. Upon the making of such disbursement, the Escrow Agent shall be completely discharged and released of any and all further responsibilities hereunder.

     D. In the event the Deposited Funds do not equal or exceed the Minimum Escrow Deposit on or before the Termination Date or if the Company has not received a written debt financing commitment as described herein on or before the Termination Date, the Escrow Agent shall return to each of the purchasers of the Units in the Offering, as promptly as possible after such Termination Date and on the basis of its records pertaining to the Escrow Account: (a) the sum which each purchaser initially paid in on account of purchases of the Units in the Offering and (b) each purchaser's portion of the total interest earned on the Escrow Account as of the Termination Date, (c) reduced by the transaction fees provided in paragraph 10 hereof. Computation of any

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purchaser's share of the net interest earned will be a weighted average based on the proportion of such purchaser's deposit in the Escrow Account from the Offering to all such purchasers' deposits held by the Escrow Agent and upon the length of time in days such deposit was held in the Escrow Account as compared to all such deposits. All computations with respect to each purchaser's allocable share of net interest shall be made by the Escrow Agent, which determinations shall be final and conclusive. Any amount paid or payable to a purchaser pursuant to this paragraph shall be deemed to be the property of such purchaser, free and clear of any and all claims of the Company or its agents or creditors; and the respective purchases of the Units made and entered into in the Offering shall thereupon be deemed, ipso facto, to be cancelled without any further liability of the purchasers or any of them to pay for the Units purchased. At such time as the Escrow Agent shall have made all the payments called for in this paragraph, the Escrow Agent shall be completely discharged and released of any and all further responsibilities hereunder, and the Units reserved (as provided in paragraph 5) shall be released from such reservation, except that Escrow Agent shall be required to prepare and issue a single IRS
Form 1099 to each investor in the event that funds are returned to investors.

9. LIABILITY OF ESCROW AGENT: It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. It is further agreed that:

     A. The Escrow Agent shall not be required to enforce any of the terms or conditions of any other agreement between the Company and any prospective purchaser or purchaser, nor shall the Escrow Agent be responsible for the performance by the Company of its respective obligations under this Agreement.

     B. The Escrow Agent may, at its own discretion, refuse to accept any deposits lacking required documentation or containing discrepancies.

     C. The Escrow Agent shall be under no duty collect any check or other payment instrument delivered to it hereunder that is dishonored, but the Escrow Agent shall within a reasonable time return to the Company any such check or other payment instrument together with any information which accompanied such check, draft or other payment instrument. The Company shall have the right to obtain a replacement check for any dishonored check or payment instrument even if the Subscription Period shall have ended, but not later than the tenth (10th) business day after the end of the Subscription Period.

     D. The Escrow Agent shall have the right to act in reliance upon any document, instrument or signature believed by it to be genuine and to assume that any person purporting to give any notice or instructions in accordance with this Agreement or in connection with any transaction to which this Agreement relates has been duly authorized to do so. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions.

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     E.   The Escrow Agent shall not be liable for any action taken or omitted hereunder except in the case of its gross negligence or willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

     F. The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Account or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Escrow Account or any part thereof.

10. WARRANTIES TO ESCROW AGENT: The Company warrants to and agrees with the Escrow Agent that, unless otherwise expressly set forth in this Agreement, the Company has not granted to any party any lien, claim or security interest in the Escrow Account or any part thereof and has no direct knowledge of any financing statement under the Uniform Commercial Code on file in any jurisdiction claiming a security interest in or describing (whether specially or generally) the Escrow Account or any part thereof.

11. FEES AND EXPENSES: In the event the Deposited Funds do not equal or exceed the Minimum Escrow Deposit before the Termination Date or the Company does not receive a written debt financing commitment as described herein before the Termination Date, the Escrow Agent shall be entitled to a fee of $75 per purchaser, which fees shall be paid from the interest on the Escrow Account only and not from principal. In the event the Escrow Agent renders any service not provided for in this Agreement, or if the Company requests a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation and the Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by the Escrow Agent in this escrow until such compensation, fees, costs and expenses are paid. The Company promises to pay these sums upon demand. Unless otherwise provided, the Company will pay all of the Escrow Agent's usual charges and the Escrow Agent may deduct such sums from the interest on the Escrow Account only and not from principal deposited to the Escrow Account.

12. CONTROVERSIES: If any controversy arises between the Parties to this Agreement, or with any other Party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for interest or damage. Furthermore, the Escrow Agent may at its option file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. The Escrow Agent is

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authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the Company agrees to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

13. INDEMNIFICATION OF ESCROW AGENT: The Company and its successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter. The Escrow Agent shall have a first lien on the property and papers held under this Agreement for such compensation and expenses.

14. RESIGNATION OF ESCROW AGENT: The Escrow Agent may resign at any time upon giving at least (30) days written notice to the Company provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The Company shall use its best efforts to obtain a successor escrow agent within thirty (30) days after receiving such notice. If the Company fails to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of Nebraska. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall thereupon be discharged from any further duties and liability under this Agreement.

15. AUTOMATIC SUCCESSION: Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom the Escrow Agent may transfer a substantial amount of its global escrow business, shall be the Successor to the Agent without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding.

16.  MISCELLANEOUS:

     (a) GOVERNING LAWS: This Agreement is to be construed and interpreted according to Nebraska law.

     (b) COUNTERPART: This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties

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and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

     (c) NOTICES: All instructions, notices and demands herein provided for shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below and telephonic confirmation of receipt is promptly obtained after completion of transmission; (c) on the next day on which such deliveries are made in Omaha, Nebraska, when delivery is to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (d) on the fifth day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, return receipt requested, to the party as follows:

If to the Company:                            If to the Escrow Agent:

Advanced BioEnergy, LLC                       Geneva State Bank
Attn:  Robert E. Bettger                      Attn:  Aaron Schardt
910 9th Street                                896 "G" Street
Fairmont, NE 68354                            Geneva, NE 68361
Fax: (402) 268-4811                           Fax: (402) 759-3837
Telephone: (402) 268-3101                     Telephone: (402) 759-3114

With a required copy to:

Brown, Winick, Graves, Gross, Baskerville     Cline Williams Wright Johnson &
and Schoenebaum, P.L.C.                       Oldfather, LLP
666 Grand Avenue, Suite 2000                  233 So. 13 St., Suite 1900
Des Moines, IA  50309                         Lincoln, NE 68508-2095
Attention: Miranda L. Hughes                  Attention: Richard P. Garden, Jr.
Fax:  (515) 283-0231                          Fax: (402) 474-5393
Telephone: (515) 242-2400                     Telephone: (402) 474-6900

     (d) AMENDMENTS: This Agreement may be amended or modified and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition or of the breach of any provision, term, covenant, representation or warranty contained in the Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such conditions or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

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     (e)  ENTIRE AGREEMENT: This Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

     (f) NON-ENDORSEMENT: The Company represents and agrees that it has not made nor will it in the future make any representation that states or implies that the Escrow Agent has endorsed, recommended or guaranteed the purchase, value, or repayment of the Securities offered for sale by the Company. The Company further agrees that it will insert in any prospectus, offering circular, advertisement, subscription agreement or other document made available to prospective purchasers of the Securities the following statement in bold face type: "Geneva State Bank is acting only as an escrow agent in connection with the Offering described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Securities," and will furnish to the Escrow Agent a copy of each such prospectus, offering circular, advertisement, subscription agreement or other document at least 5 business days prior to its distribution to prospective Subscribers.

THE UNDERSIGNED ACKNOWLEDGES THAT THE GENEVA STATE BANK IS ACTING ONLY AS AN ESCROW AGENT IN CONNECTION WITH THE OFFERING OF THE SECURITIES DESCRIBED HEREIN, AND HAS NOT ENDORSED, RECOMMENDED OR GUARANTEED THE PURCHASE, VALUE OR REPAYMENT OF SUCH SECURITIES.

     IN WITNESS WHEREOF, the parties hereto have hereunto affixed their signatures as of the day and year first above written.


The Company                                   Escrow Agent

Advanced BioEnergy, LLC                       Geneva State Bank

By: /s/ Revis L. Stephenson, III              By: /s/ Allan Jefferson
   -----------------------------                  --------------------------
    Revis L. Stephenson, III

Its:  Chairman                                Its: Executive Vice-President
                                                  ---------------------------

6/27/05

/s/ Patricia S. Zeleny
--------------------------------
General Notary--State of Nebraska
Patricia Zeleny
My Comm. Exp. Dec. 13, 2006
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